Exhibit 99.1
NanoString Technologies Releases Fourth Quarter and Full Year 2022 Operating Results and Provides 2023 Financial Outlook
- Generated Record Orders for Over 105 Spatial Biology Instruments, Representing 50% Growth Year-over-Year -
- Q4 Revenue Over $34 Million -
SEATTLE - February 28, 2023 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the fourth quarter and fiscal year ended December 31, 2022.
“We are thrilled with the momentum that’s building in the spatial biology market. In 2022, we grew spatial biology instrument orders 50% year-on-year, and with approximately $40 million of CosMx orders in backlog, we are well-positioned for strong revenue growth in 2023,” said Brad Gray, President and CEO of NanoString. “At the Advances in Genome Biology and Technology (AGBT) conference earlier this month, we wowed researchers with demonstrations of our AtoMx Spatial Informatics Platform and customer-generated data using our new 6,000-plex CosMx RNA panel. We believe that we currently offer researchers the most compelling portfolio of spatial biology solutions, and with CosMx RNA assays that provide 12 times the data of competing platforms, and the only cloud-based spatial informatics suite, our lead is growing.”
Fourth Quarter Financial Highlights
•Revenue of $34.4 million
•Spatial biology revenue of $14.8 million
•nCounter® revenue, inclusive of all service and other revenue, of $19.6 million
Full Year Financial Highlights
•Revenue of $127.3 million
•Spatial biology revenue of $44.7 million
•nCounter revenue, inclusive of all service and other revenue, of $82.6 million
•Cash, cash equivalents and short-term investments balance of $196.5 million as of December 31, 2022
Spatial Biology
•Generated over 105 new system orders in Q4, including approximately 80 for CosMx™ and over 25 for GeoMx®
•Shipped our first 13 CosMx systems in Q4, generating Q4 revenue of approximately $3 million
•Exited 2022 with over 165 CosMx systems in backlog to be shipped in future periods, representing revenue to be recognized in future periods of approximately $40 million
•Announced and demonstrated expansion of capability of CosMx to 6000-plex RNA at the 2023 AGBT annual conference, representing 12 times the number of data points per cell that can be analyzed as compared to competing spatial imaging platforms
•Entered a collaboration with Weill Cornell Medical to create a Spatial Atlas of Human Anatomy (SAHA), that will create multicellular, single-cell, and sub-cellular maps of 30 non-diseased organs from a healthy and diverse population of adults
•Released CosMx SMI dataset generated from formalin-fixed paraffin-embedded (FFPE) human liver samples. The dataset highlights the data quality of the platform, demonstrating high sensitivity and high specificity capabilities
•Total installed base of our spatial biology platforms of approximately 350, an increase of approximately 37% as compared to 2021
•Total peer-reviewed publications featuring our spatial biology platforms were approximately 195 as of December 31, 2022, representing an increase of approximately 105 publications in the last 12 months
nCounter
•Total installed base of our nCounter platforms of approximately 1,120, an increase of approximately 7% as compared to 2021
•Total peer-reviewed publications featuring nCounter were approximately 6,520 as of December 31, 2022, representing an increase of approximately 1,320 publications in the last 12 months
2023 Outlook
The company, based on its plans and initiatives for 2023, expects to record results approximately as follows:
•Revenue of $170 to $180 million, including spatial biology revenue of $95 to $100 million and nCounter revenue, inclusive of all service and other revenue, of $75 to $80 million
•Adjusted EBITDA loss of $65 to $75 million
Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the tables at the end of this press release.

(dollars in thousands)	Three Months Ended December 31,
	GAAP		Non-GAAP Adjusted
	2022	2021	2022	2021
Total revenue	$34,422	$42,455	$34,420	$42,007
Cost of revenue	21,122	20,046	19,604	19,394
Gross margin	39%	53%	43%	54%
Research and development	19,086	18,162	14,996	15,693
Selling, general and administrative	36,895	31,596	27,530	26,553
Adjusted EBITDA	N / A	N / A	$(27,710)	$(19,633)

Non-operating expense, net	(1,433)	(1,912)	(1,433)	(1,912)
Net loss	$(44,114)	$(29,261)	$(29,143)	$(21,545)

	Years Ended December 31,
	GAAP		Non-GAAP Adjusted
	2022	2021	2022	2021
Total revenue	$127,262	$145,085	$126,725	$143,957
Cost of revenue	65,475	68,304	60,721	65,502
Gross margin	49%	53%	52%	54%
Research and development	70,841	69,504	58,968	59,301
Selling, general and administrative	143,129	115,503	115,593	92,985
Adjusted EBITDA	N / A	N / A	$(108,557)	$(73,831)

Non-operating expense, net	(7,360)	(7,028)	(7,360)	(7,028)
Net loss	$(159,543)	$(115,254)	$(115,917)	$(80,859)

Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at https://investors.nanostring.com/financials/quarterly-results/default.aspx, supplemental financial data that include our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the fourth quarter and full year of 2022 and for each quarter of and the full year of 2021.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting https://investors.nanostring.com/events-and-presentations/default.aspx. After registering, an email confirmation will be sent including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning February 28, 2023 at 7:30pm ET through midnight ET on March 14, 2023. To access the replay, dial (866) 813-9403 or (929) 458-6194 and reference Conference ID: 176735. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies, a leader in spatial biology, offers an ecosystem of innovative discovery and translational research solutions, empowering our customers to map the universe of biology. The GeoMx® Digital Spatial Profiler, cited in approximately 190 peer-reviewed publications, is a flexible and consistent solution combining the power of whole tissue imaging with gene expression and protein data for spatial whole transcriptomics and proteomics from one FFPE slide. The CosMx™ Spatial Molecular Imager is an FFPE-compatible, single-cell imaging platform powered by spatial multiomics enabling researchers to map single cells in their native environments to extract deep biological insights and novel discoveries from one experiment. The AtoMx™ Spatial Informatics Platform is a cloud-based informatics solution with advanced analytics and global collaboration capabilities, enabling powerful spatial biology insights anytime, anywhere. At the foundation of our research tools is our nCounter® Analysis System, cited in approximately 6,520 peer-reviewed publications, which offers a secure way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. For more information, visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, future operating results, future cash flows, the impact of new products and expansion into new markets, the growth trajectory of our nCounter, GeoMx and CosMx franchises, and our estimated 2023 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, AtoMx and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue:
Instruments	$10,925	$17,560	$37,589	$55,616
Consumables	18,470	19,874	70,367	71,846
Services and other	5,027	5,021	19,306	17,623
Total revenue	34,422	42,455	127,262	145,085
Costs and expenses:
Cost of revenue	21,122	20,046	65,475	68,304
Research and development	19,086	18,162	70,841	69,504
Selling, general and administrative	36,895	31,596	143,129	115,503
Total costs and expenses (a) (b)	77,103	69,804	279,445	253,311
Loss from operations	(42,681)	(27,349)	(152,183)	(108,226)
Other income (expense):
Interest income	1,078	147	2,409	649
Interest expense	(1,885)	(1,876)	(7,535)	(7,490)
Other income expense, net	(631)	(99)	(1,917)	(20)
Total other expense, net	(1,438)	(1,828)	(7,043)	(6,861)
Net loss before provision for income taxes	(44,119)	(29,177)	(159,226)	(115,087)
Provision for income taxes	5	(84)	(317)	(167)
Net loss	$(44,114)	$(29,261)	$(159,543)	$(115,254)
Net loss per share, basic and diluted	$(0.95)	$(0.64)	$(3.44)	$(2.54)
Weighted average shares used in computing basic and diluted net loss per share	46,663	45,682	46,406	45,299

(a) Includes $6.3 million and $6.5 million of stock-based compensation expense for the three month period ended December 31, 2022, and 2021, respectively, and $25.9 million and $30.2 million for the twelve months ended December 31, 2022 and 2021, respectively.

(b) Includes $3.0 million and $1.5 million of depreciation and amortization expense for the three month period ended December 31, 2022 and 2021, respectively, and $8.1 million and $5.9 million for the twelve months ended December 31, 2022 and 2021, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$112,250	$107,068
Restricted cash and equivalents	898	—
Short-term investments	84,282	241,821
Accounts receivable, net	31,506	40,130
Inventory, net	43,273	31,486
Prepaid expenses and other	14,565	7,115
Total current assets	286,774	427,620
Property and equipment, net	44,457	27,043
Operating lease right-of-use assets	17,581	19,226
Other assets	4,600	5,592
Total assets	$353,412	$479,481
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,619	$14,283
Accrued liabilities	7,884	6,765
Accrued compensation and other employee benefits	17,494	17,466
Customer deposits	1,757	1,278
Deferred revenue and other liabilities, current portion	9,588	7,474
Operating lease liabilities, current portion	5,518	4,889
Total current liabilities	58,860	52,155
Deferred revenue and other liabilities, net of current portion	3,754	3,527
Long-term debt, net	226,622	225,144
Operating lease liabilities, net of current portion	18,362	21,693
Total liabilities	307,598	302,519
Total stockholders’ equity	45,814	176,962
Total liabilities and stockholders’ equity	$353,412	$479,481

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, total revenue, cost of revenue, research and development expense and selling, general and administrative expense and net loss. We exclude stock-based compensation expense, impairment expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude certain expenses related to reorganization and restructuring charges, recoveries of certain previously remitted state and local taxes, cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, impairment expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income tax and other special items as determined by management, including certain expenses related to reorganization and restructuring charges, recoveries of certain previously remitted state and local taxes, cloud computing arrangement implementation expenses, litigation expenses, and other business development expenses.

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands).

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss - GAAP	$(44,114)	$(29,261)	$(159,543)	$(115,254)
Collaboration revenue	(2)	(448)	(537)	(1,128)
Stock-based compensation	6,264	6,484	25,908	30,173
Depreciation and amortization	2,965	1,524	8,116	5,871
Interest expense, net	807	1,729	5,126	6,841
Other expense, net	631	99	1,917	20
Provision for income taxes	(5)	84	317	167
Reorganization and restructuring charges	2,384	—	2,384	—
Other business development expense	—	—	393	115
Litigation expense	2,387	—	5,921	—
Impairment expense	823	—	823	—
Recovery of certain previously remitted state and local taxes	—	—	—	(896)
Cloud computing arrangement implementation expense	150	156	618	260
Adjusted EBITDA - non-GAAP	(27,710)	(19,633)	(108,557)	(73,831)
Non-operating expense, net	(1,433)	(1,912)	(7,360)	(7,028)
Net loss - non-GAAP	$(29,143)	$(21,545)	$(115,917)	$(80,859)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
GAAP Total revenue	$34,422	$42,455	$127,262	$145,085
Collaboration revenue	(2)	(448)	(537)	(1,128)
Non-GAAP Total revenue	$34,420	$42,007	$126,725	$143,957

GAAP Cost of revenue	$21,122	$20,046	$65,475	$68,304
Stock-based compensation	(744)	(469)	(2,759)	(2,125)
Depreciation and amortization	(774)	(183)	(1,995)	(677)
Non-GAAP Cost of revenue	$19,604	$19,394	$60,721	$65,502

GAAP Gross margin	39%	53%	49%	53%
Non-GAAP Gross margin	43%	54%	52%	54%

GAAP Research and development	$19,086	$18,162	$70,841	$69,504
Stock-based compensation	(1,563)	(1,543)	(6,867)	(6,182)
Reorganization and restructuring charges	(881)	—	(881)	—
Depreciation and amortization	(1,646)	(926)	(4,125)	(3,906)
Other business development activities	—	—	—	(115)
Non-GAAP Research and development	$14,996	$15,693	$58,968	$59,301

GAAP Selling, general and administrative	$36,895	$31,596	$143,129	$115,503
Stock-based compensation	(3,957)	(4,472)	(16,282)	(21,866)
Reorganization and restructuring charges	(1,503)	—	(1,503)	—
Depreciation and amortization	(545)	(415)	(1,996)	(1,288)
Other business development activities	—	—	(393)	—
Litigation expenses	(2,387)	—	(5,921)	—
Impairment expenses	(823)	—	(823)	—
Recovery of certain previously remitted state and local taxes	—	—	—	896
Cloud computing arrangements implementation expense	(150)	(156)	(618)	(260)
Non-GAAP Selling, general and administrative	$27,530	$26,553	$115,593	$92,985